UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 6)

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2024

SENTIENT BRANDS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

 (Former Name of Registrant)

Nevada	001-34861	86-3765910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

110 East 59th Str. 22nd Floor

New York, New York 10022

(Address of principal executive offices) (zip code)

646-202-2897

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K reports the execution of a Share Exchange Agreement between Sentient Brands Holdings Inc. and Wyoming Bears, Inc.

Item 1.01 Entry Into A Material Definitive Agreement

On September 30, 2025, Sentient Brands Holdings Inc. (“SNBH”), through its 51%-owned subsidiary Wyoming Bears, Inc. (“Subsidiary”), entered into a Share Exchange Agreement (the “Agreement”) with the minority shareholders of the Subsidiary (collectively, the “Sellers”) who own and control several assets and lines of business of interest to the Company, pursuant to which Subsidiary will acquire many of those assets and rights of Sellers in exchange for acquisition credits, to be ultimately paid by the exchange of those credits for shares of common stock of SNBH (the “Acquisition Credits”). These Acquisition Credits will be issued by SNBH to Sellers and/or their designees (“Shareholders”) in accordance with an Earnout Schedule (as defined below) set forth in the Exchange Agreement (the “Exchange Agreement”).

Pursuant to the Agreement, the Subsidiary will acquire certain rights and assets of the Sellers, including inventory, machinery, receivables, licensing rights, brands, and other tangible and intangible assets, in exchange for Acquisition Credits, ultimately convertible into shares of SNBH common stock. The consideration structure is based on an Earnout Schedule tied to (i) annual revenue growth, (ii) EBITDA, or (iii) appraised asset value, calculated on a 70% performance basis and adjusted by SNBH’s 51% ownership interest in the Subsidiary. Acquisition Credits issued under this structure may be converted into shares of SNBH common stock following applicable holding periods and subject to Lock-Up Agreements.

Wyoming Bears, Inc., a Nevada-based Company, is a specialized brand manager and distributor of food, beverage, first aid, and pet care products, with a sales force and operations reaching over 22 countries, including the US, Canada, Mexico, Europe, South Korea, and the Asia Pacific Region. The Company is the exclusive worldwide distributor (with the exception of the US) for the Original New York Seltzer® brand, among many others, and provides distribution into some of the largest retail chains internationally.

The Sellers and SNBH have also agreed to mutual rights of first refusal with respect to the minority equity positions in the Subsidiary, exercisable after the 18th month of the acquisition program. Buyout pricing will be determined at 0.7x revenue multiples prior to 60 months and 1.25x revenue multiples thereafter, prorated to the ownership interest of the minority shareholders.

The Agreement contains customary representations, warranties, covenants, and conditions for a transaction of this type, including compliance with U.S. securities laws, investment intent certifications, indemnification provisions, and lock-up/leak-out restrictions.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

The representations, warranties, and covenants contained in the Exchange Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Exchange Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Exchange Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Exchange Agreement, and not to provide investors with any other factual information regarding the Company, or either of their businesses, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Forward-Looking Statements

This Form 8-K/A includes forward-looking statements that involve risks and uncertainties. Forward-looking Statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, the risks and uncertainties indicated from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events conditions or circumstances on which any statement is based.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.18	Share Exchange Agreement dated September 30, 2025, by and among Sentient Brands Holdings Inc., Wyoming Bears, Inc., and the minority shareholders of Wyoming Bears, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIENT BRANDS HOLDINGS INC.

Date: October 02, 2025	By:	/s/ George Furlan
George Furlan
Chief Executive Officer